Exhibit 99.1

Investor Contact Stephen Pettibone 203-351-3500

Media Contact KC Kavanagh 866-478-2777	One StarPoint Stamford, CT 06902 United States

STARWOOD REPORTS FIRST QUARTER

2014 RESULTS

STAMFORD, Conn. (April 24, 2014) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported first quarter 2014 financial results.

First Quarter 2014 Highlights

•	Excluding special items, EPS from continuing operations was $0.63. Including special items, EPS from continuing operations was $0.71.

•	Adjusted EBITDA was $281 million.

•	Excluding special items, income from continuing operations was $122 million. Including special items, income from continuing operations was $136 million.

•

Worldwide Systemwide REVPAR for Same-Store Hotels increased 6.3% in constant dollars (5.0% in actual dollars) compared to 2013. Systemwide REVPAR for Same-Store Hotels in North America increased 7.1% in constant dollars (6.4% in actual dollars).

•	Management fees, franchise fees and other income increased 14.3% compared to 2013.

•	Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 150 basis points compared to 2013.

•	Worldwide REVPAR for Starwood Same-Store Owned Hotels increased 4.7% in constant dollars (2.9% in actual dollars) compared to 2013.

•	Margins at Starwood Same-Store Owned Hotels Worldwide increased approximately 150 basis points compared to 2013.

•

Earnings from Starwood’s vacation ownership and residential business decreased approximately $64 million compared to 2013, including a $48 million decrease in earnings from the St. Regis Bal Harbour residential project which is substantially sold out.

•	During the quarter, the Company signed 28 hotel management and franchise contracts, representing approximately 6,000 rooms, and opened 10 hotels and resorts with approximately 1,900 rooms.

First Quarter 2014 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the first quarter of 2014 of $0.71 compared to $0.73 in the first quarter of 2013. Excluding special items, EPS from continuing operations was $0.63 for the first quarter of 2014 compared to $0.76 in the first quarter of 2013. Special items in the first quarter of 2014, which totaled a benefit of $14 million (after-tax), included $50 million in tax benefits, primarily related to the settlement of a tax audit, partially offset by a pre-tax charge of $36 million primarily related to the impairment of two hotels, one of which was sold in early April subject to a long-term franchise contract and the other of which represents a leased hotel that will be converted to a managed hotel in the second quarter of 2014. Special items in the first quarter of 2013, which totaled a charge of $5 million (after-tax), included a loss of $8 million (pre-tax) primarily related to the sale of three wholly-owned hotels. Excluding special items, the effective income tax rate in the first quarter of 2014 was 32.2% compared to 31.3% in the first quarter of 2013.

Income from continuing operations was $136 million in the first quarter of 2014, compared to $143 million in the first quarter of 2013. Excluding special items, income from continuing operations was $122 million in the first quarter of 2014 compared to $148 million in the first quarter of 2013.

Net income was $137 million and $0.72 per share in the first quarter of 2014, compared to $213 million and $1.09 per share in the first quarter of 2013.

Frits van Paasschen, CEO, said, “The first quarter of 2014 played out at the higher end of our expectations, with Systemwide REVPAR up 6.3% and management and franchise fees up over 9%. North America was our strongest region, benefitting from the economic recovery and growth in business travel which contributed to another quarter of record occupancy. We saw a strong pickup in China, driven by the outperformance of our properties in mainland China and ramp up of our nearly 4,000 room Sheraton Macao.

“Despite an uncertain economic and geopolitical environment, we remain focused on growing our footprint around the world with high quality hotels under our nine distinct brands. Each new hotel we bring into our system creates opportunities for further growth, allowing us to expand our global base of high-end travelers. The brand loyalty among these travelers, along with our global sales force, guest facing technology and local teams, enable us to deliver even more value to our hotel owners.”

First Quarter 2014 Operating Results

Management and Franchise Revenues

Worldwide Systemwide REVPAR for Same-Store Hotels increased 6.3% in constant dollars (5.0% in actual dollars) compared to the first quarter of 2013. International Systemwide REVPAR for Same-Store Hotels increased 5.4% in constant dollars (3.4% in actual dollars).

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by region:

	REVPAR
Region	Constant Dollars	Actual Dollars
Americas:
North America	7.1%	6.4%
Latin America	2.9%	2.9%
Asia Pacific:
Greater China	11.9%	13.3%
Rest of Asia	5.6%	(4.7)%
Europe, Africa & Middle East:
Europe	2.5%	4.7%
Africa & Middle East	2.1%	1.1%

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by brand:

	REVPAR
Brand	Constant Dollars	Actual Dollars
St. Regis/Luxury Collection	8.1%	6.8%
W Hotels	4.5%	3.6%
Westin	6.8%	5.2%
Sheraton	7.0%	5.8%
Le Méridien	0.5%	(0.4)%
Four Points by Sheraton	5.2%	3.7%
Aloft	8.2%	8.0%

Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 150 basis points compared to 2013. International gross operating profit margins for Same-Store Company-Operated properties increased approximately 180 basis points. North American Same-Store Company-Operated gross operating profit margins increased approximately 100 basis points.

Management fees, franchise fees and other income were $248 million, up $31 million, or 14.3% compared to the first quarter of 2013. Management fees increased 8.9% to $135 million and franchise fees increased 10.4% to $53 million. Other management and franchise revenue was up 35.9% compared to the first quarter of 2013 primarily due to fees associated with the termination of certain management and franchise contracts during the quarter.

Development

During the first quarter of 2014, the Company signed 28 hotel management and franchise contracts, representing approximately 6,000 rooms, of which 23 are new builds and five are conversions from other brands. At March 31, 2014, the Company had approximately 450 hotels in the active pipeline representing approximately 105,000 rooms.

During the first quarter of 2014, 10 new hotels and resorts (representing approximately 1,900 rooms) entered the system, including Ajman Saray, a Luxury Collection Resort (UAE, 205 rooms), The Westin Qingdao (China, 321 rooms), Sheraton Santo Domingo Hotel (Dominican Republic, 245 rooms), Aloft Guadalajara (Mexico, 142 rooms), and Four Points by Sheraton Brisbane (Australia, 245 rooms). During the quarter, five properties (representing approximately 1,200 rooms) were removed from the system.

Owned Hotels

Worldwide REVPAR at Starwood Same-Store Owned Hotels increased 4.7% in constant dollars (2.9% in actual dollars) when compared to 2013. REVPAR at Starwood Same-Store Owned Hotels in North America increased 5.5% in constant dollars (2.8% actual dollars). Internationally, Starwood Same-Store Owned Hotel REVPAR increased 4.0% in constant dollars (2.9% in actual dollars).

Revenues at Starwood Same-Store Owned Hotels Worldwide increased 4.2% in constant dollars (2.3% in actual dollars) while costs and expenses increased 2.1% in constant dollars (0.6% in actual dollars) when compared to 2013. Margins at these hotels increased approximately 150 basis points compared to 2013.

Revenues at Starwood Same-Store Owned Hotels in North America increased 5.0% in constant dollars (2.4% in actual dollars) while costs and expenses increased 3.5% in constant dollars (1.0% in actual dollars) when compared to 2013. Margins at these hotels increased approximately 110 basis points compared to 2013.

Internationally, revenues at Starwood Same-Store Owned Hotels increased 3.5% in constant dollars (2.2% in actual dollars) while costs and expenses increased 0.7% in constant dollars (0.2% in actual dollars) when compared to 2013. Margins at these hotels increased approximately 170 basis points compared to 2013.

Revenues at Owned Hotels were $364 million, compared to $379 million in 2013. Expenses at Owned Hotels were $301 million compared to $320 million in 2013. First quarter revenues were negatively impacted by asset sales since the first quarter of 2013.

Vacation Ownership

Total vacation ownership revenues decreased 10.2% to $159 million in the first quarter of 2014 when compared to 2013 primarily due to the impact of deferred vacation ownership revenue. Originated contract sales of vacation ownership intervals increased 1.2% in the three months ended March 31, 2014, when compared to the corresponding period in 2013, primarily due to a 3.4% increase in the average price per vacation ownership unit sold to $16,800, partially offset by a 2.8% decrease in the number of contracts signed.

Residential

During the first quarter of 2014, the Company’s residential revenues were $15 million compared to $132 million in 2013. The Company realized residential revenues from Bal Harbour of $13 million and generated earnings of $10 million, compared to revenues of $129 million and earnings of $58 million in the first quarter of 2013, due to the substantial sell out of The St. Regis Bal Harbour residential project.

Selling, General, Administrative and Other

During the first quarter of 2014, selling, general, administrative and other expenses increased 5.6% to $95 million compared to $90 million in 2013. The Company continues to target a 3-5% increase for the full year.

Capital

Gross capital spending during the quarter included approximately $44 million of maintenance capital and $49 million of development capital.

Asset Sales

During the first quarter of 2014, the Company completed the sale of The St. Regis Bal Harbour Resort in Miami Beach, FL for gross cash proceeds of approximately $213 million subject to a long-term management contract. Subsequent to the end of the first quarter of 2014, the Company completed the sale of the Aloft Tucson University in Tucson, AZ for gross cash proceeds of approximately $19 million, subject to a long-term franchise contract.

Dividend

On February 21, 2014, the Company declared a regular quarterly dividend of $0.35 per share, which was paid on March 28, 2014. Additionally, the Company announced its intention to return approximately $500 million in cash realized from the completion of The St. Regis Bal Harbour residential project and sale of the hotel. Accordingly, the Company paid a special dividend of $0.65 per share on March 28, 2014 and expects to pay additional special dividends of $0.65 per share over each of the next three quarters. The total dividends paid in the first quarter of 2014 were approximately $190 million.

Balance Sheet

At March 31, 2014, the Company had gross debt of $1.3 billion, cash and cash equivalents of $795 million (including $138 million of restricted cash) and net debt of $473 million, compared to net debt of $528 million as of December 31, 2013, in each case excluding debt and restricted cash associated with securitized vacation ownership notes receivable. Net debt at March 31, 2014, including $327 million of debt and $14 million of restricted cash associated with securitized vacation ownership notes receivable, was $786 million.

Outlook

For the full year 2014:

•	Adjusted EBITDA is expected to be approximately $1.210 billion to $1.230 billion (based on the assumptions below).

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 5% to 7% in constant dollars (approximately 25 basis points lower in actual dollars at current exchange rates).

•	REVPAR increases at Same-Store Owned Hotels Worldwide of 4% to 6% in constant dollars (approximately 50 basis points lower in actual dollars at current exchange rates).

•	Margins at Same-Store Owned Hotels Worldwide increase 75 to 125 basis points.

•	Management fees, franchise fees and other income increase approximately 8% to 10%.

•	Earnings from the Company’s vacation ownership and residential business of approximately $160 million to $170 million.

•	Selling, general and administrative expenses increase approximately 3% to 5%.

•	Full year owned earnings are negatively impacted by approximately $30 million due to 2013 and year to date 2014 asset sales, and a leased hotel that will be converted to a managed hotel in 2014.

•	Depreciation and amortization is expected to be approximately $310 million.

•	Interest expense is expected to be approximately $115 million.

•	Full year effective tax rate is expected to be approximately 32.5%, and cash taxes from operating earnings are expected to be approximately $160 million.

•	EPS before special items is expected to be approximately $2.76 to $2.83 (based on the assumptions above).

•

Full year capital expenditures (excluding vacation ownership and residential inventory) are expected to be approximately $200 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $200 million.

•

Vacation ownership is expected to generate approximately $300 million in positive cash flow, including proceeds from the securitization of receivables the company anticipates completing in the second half of 2014.

For the three months ended June 30, 2014:

•	Adjusted EBITDA is expected to be approximately $310 million to $320 million (based on the assumptions below).

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 5% to 7% in constant and actual dollars.

•	REVPAR increases at Same-Store Company Owned Hotels Worldwide of 4% to 6% in constant and actual dollars.

•	Management fees, franchise fees and other income increase approximately 8% to10%.

•	Earnings from the Company’s vacation ownership and residential business of approximately $40 million to $45 million.

•	Depreciation and amortization is expected to be approximately $75 million.

•	Interest expense is expected to be approximately $30 million.

•	The effective tax rate for the quarter is expected to be approximately 32.5% (based on the assumptions above).

EPS is expected to be approximately $0.72 to $0.76 (based on the assumptions above).

Special Items

The Company’s special items netted to a pre-tax charge of $36 million ($14 million benefit after-tax) in the first quarter of 2014 compared to a pre-tax charge of $8 million ($5 million after-tax) in the same period of 2013.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

	Three Months Ended March 31,
	2014	2013
Income from continuing operations before special items	$122	$148

EPS before special items	$0.63	$0.76

Special Items
Restructuring and other special (charges) credits, net	—	1
Gain (loss) on asset dispositions and impairments, net (a)	(36)	(9)

Total special items – pre-tax	(36)	(8)
Income tax benefit (expense) for special items (b)	50	3

Total special items – after-tax	14	(5)

Income from continuing operations	$136	$143

EPS including special items	$0.71	$0.73

a)	During the three months ended March 31, 2014, the net loss primarily relates to the impairment of two hotels, one of which was sold in early April subject to a long-term franchise contract and the other of which represents a leased hotel that will be converted to a managed hotel in the second quarter of 2014. In addition during the three months ended March 31, 2014, the Company recorded an impairment charge associated with one of its foreign unconsolidated joint ventures. During the three months ended March 31, 2013, the net loss primarily relates to the sale of three wholly-owned hotels.

b)	During the three months ended March 31, 2014, the net benefit primarily relates to the recognition of $52 million for settlement of a foreign tax audit, partially offset by tax charges on the pre-tax special items. During the three months ended March 31, 2013, the benefit primarily relates to a tax benefit on the special items at the statutory tax rate.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core ongoing operations.

Starwood will be conducting a conference call to discuss the first quarter financial results at 10:30 a.m. Eastern Time today, available via webcast on the Company’s website at http://www.starwoodhotels.com/corporate/about/investor/earnings.html. A webcast replay will be available on the corporate website a few hours after the live event on Thursday, April 24 and will run for one year. Alternatively, participants may call into (866) 921-0636 with conference ID 12049644; please dial in fifteen minutes early to ensure a timely start. A call replay will be available a few hours after the live event on Thursday, April 24 and will run for one week; the call replay can be accessed by dialing (855) 859-2056 with conference ID 12049644.

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common stockholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e., excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring and other special charges (credits), and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core ongoing operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Owned or Owned Hotels reflect the Company’s owned, leased, and consolidated joint venture hotels. All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company-Operated Hotel metrics (e.g., REVPAR) reflect metrics for the Company’s Owned and managed hotels. References to Systemwide metrics (e.g., REVPAR) reflect metrics for the Company’s Owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues, excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology. All references to earnings from vacation ownership and residential represents operating income before depreciation expense. All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with nearly 1,200 properties in 100 countries and 181,400 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, and Element®. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG®), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood also owns Starwood Vacation Ownership, Inc., a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. There can be no assurance as to the development of future hotels in the Company’s pipeline or additional vacation ownership units. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Income

(In millions, except per share data)

	Three Months Ended March 31,
	2014	2013	% Variance
Revenues
Owned, leased and consolidated joint venture hotels	$364	$379	(4.0)
Vacation ownership and residential sales and services	174	309	(43.7)
Management fees, franchise fees and other income	248	217	14.3
Other revenues from managed and franchised properties (a)	672	634	6.0

	1,458	1,539	(5.3)
Costs and Expenses
Owned, leased and consolidated joint venture hotels	301	320	5.9
Vacation ownership and residential	128	199	35.7
Selling, general, administrative and other	95	90	(5.6)
Restructuring and other special charges (credits), net	—	(1)	(100.0)
Depreciation	60	58	(3.4)
Amortization	8	7	(14.3)
Other expenses from managed and franchised properties (a)	672	634	(6.0)

	1,264	1,307	3.3
Operating income	194	232	(16.4)
Equity earnings and gains from unconsolidated ventures, net	9	9	—
Interest expense, net of interest income of $1 and $1	(23)	(26)	11.5
Gain (loss) on asset dispositions and impairments, net	(36)	(9)	n/m

Income from continuing operations before taxes and noncontrolling interests	144	206	(30.1)
Income tax expense	(8)	(64)	87.5

Income from continuing operations	136	142	(4.2)
Discontinued Operations:
Gain on dispositions, net of tax	1	70	(98.6)

Net income	137	212	(35.4)
Net loss attributable to noncontrolling interests	—	1	(100.0)

Net income attributable to Starwood	$137	$213	(35.7)

Earnings Per Share – Basic
Continuing operations	$0.71	$0.74	(4.1)
Discontinued operations	0.01	0.37	(97.3)

Net income	$0.72	$1.11	(35.1)

Earnings Per Share – Diluted
Continuing operations	$0.71	$0.73	(2.7)
Discontinued operations	0.01	0.36	(97.2)

Net income	$0.72	$1.09	(33.9)

Amounts attributable to Starwood’s Common Stockholders
Continuing operations	$136	$143	(4.9)
Discontinued operations	1	70	(98.6)

Net income	$137	$213	(35.7)

Weighted average number of shares	190	191

Weighted average number of shares assuming dilution	192	194

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Consolidated Balance Sheets

(In millions, except share data)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$657	$616
Restricted cash	149	134
Accounts receivable, net of allowance for doubtful accounts of $65 and $59	625	643
Inventories	209	217
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $5 and $6	52	54
Deferred income taxes	205	211
Prepaid expenses and other	166	121

Total current assets	2,063	1,996
Investments	245	251
Plant, property and equipment, net	2,899	2,977
Assets held for sale, net	31	60
Goodwill and intangible assets, net	2,007	2,029
Deferred income taxes	632	591
Other assets (a)	583	543
Securitized vacation ownership notes receivable, net	292	315

Total assets	$8,752	$8,762

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$4	$2
Accounts payable	78	105
Current maturities of long-term securitized vacation ownership debt	91	97
Accrued expenses	1,138	1,092
Accrued salaries, wages and benefits	324	404
Accrued taxes and other	258	224

Total current liabilities	1,893	1,924
Long-term debt (b)	1,264	1,265
Long-term securitized vacation ownership debt	236	258
Deferred income taxes	47	48
Other liabilities	1,992	1,904

Total liabilities	5,432	5,399

Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; 192,644,321 and 191,897,809 shares outstanding at March 31, 2014 and December 31, 2013, respectively	2	2
Additional paid-in capital	675	661
Accumulated other comprehensive loss	(335)	(335)
Retained earnings	2,975	3,032

Total Starwood stockholders’ equity	3,317	3,360
Noncontrolling interests	3	3

Total equity	3,320	3,363

Total liabilities and equity	$8,752	$8,762

(a)	Includes restricted cash of $3 million at March 31, 2014 and December 31, 2013.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $215 million and $218 million at March 31, 2014 and December 31, 2013, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

	Three Months Ended March 31,
	2014	2013	% Variance
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
Net income	$137	$213	(35.7)
Interest expense (a)	27	28	(3.6)
Income tax (benefit) expense (b)	7	(6)	n/m
Depreciation (c)	66	64	3.1
Amortization (d)	8	8	—

EBITDA	245	307	(20.2)
(Gain) loss on asset dispositions and impairments, net	36	9	n/m
Restructuring and other special charges (credits), net	—	(1)	100.0

Adjusted EBITDA	$281	$315	(10.8)

(a)	Includes $3 million and $1 million of Starwood’s share of interest expense from unconsolidated joint ventures for the three months ended March 31, 2014 and 2013, respectively.
(b)	Includes $(1) million and $(70) million of tax benefits recorded in discontinued operations for the three months ended March 31, 2014 and 2013, respectively.
(c)	Includes $6 million and $6 million of Starwood’s share of depreciation expense from unconsolidated joint ventures for the three months ended March 31, 2014 and 2013, respectively.
(d)	Includes $1 million of Starwood’s share of amortization expense from unconsolidated joint ventures for the three months ended March 31, 2013.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels Worldwide

(In millions)

	Three Months Ended March 31, 2014
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$7	2.3
Impact of changes in foreign exchange rates	5	1.9

Revenue increase/(decrease) in constant dollars	$12	4.2

Expense
Expense increase/(decrease) (GAAP)	$1	(0.6)
Impact of changes in foreign exchange rates	4	(1.5)

Expense increase/(decrease) in constant dollars	$5	(2.1)

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels North America

(In millions)

	Three Months Ended March 31, 2014
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$4	2.4
Impact of changes in foreign exchange rates	3	2.6

Revenue increase/(decrease) in constant dollars	$7	5.0

Expense
Expense increase/(decrease) (GAAP)	$1	(1.0)
Impact of changes in foreign exchange rates	3	(2.5)

Expense increase/(decrease) in constant dollars	$4	(3.5)

Non-GAAP to GAAP Reconciliations – Same-Store Owned Hotels International

(In millions)

	Three Months Ended March 31, 2014
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$3	2.2
Impact of changes in foreign exchange rates	2	1.3

Revenue increase/(decrease) in constant dollars	$5	3.5

Expense
Expense increase/(decrease) (GAAP)	$—	(0.2)
Impact of changes in foreign exchange rates	1	(0.5)

Expense increase/(decrease) in constant dollars	$1	(0.7)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliation – Earnings from Vacation Ownership and Residential Business

(In millions)

	Three Months Ended March 31, 2014
	2014	2013	$ Variance
Vacation ownership and residential sales and services revenue	$174	$309	(135)
Vacation ownership and residential expense	(128)	(199)	71

Earnings from vacation ownership and residential	$46	$110	(64)

	Three Months Ended March 31, 2014
	2014	2013	$ Variance
Total Bal Harbour revenues	$13	$129	(116)
Total Bal Harbour expenses	(3)	(71)	68

Earnings from Bal Harbour	$10	$58	(48)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

Low Case

Three Months Ended June 30, 2014		Year Ended December 31, 2014
$138	Net income	$545
30	Interest expense	115
67	Income tax expense	204
75	Depreciation and amortization	310

310	EBITDA	1,174
—	(Gain) loss on asset dispositions and impairments, net	36
—	Restructuring and other special charges (credits)	—

$310	Adjusted EBITDA	$1,210

Three Months Ended June 30, 2014		Year Ended December 31, 2014
$138	Income from continuing operations before special items	$530

$0.72	EPS before special items	$2.76

	Special Items
—	Restructuring and other special credits	—
—	Gain (loss) on asset dispositions, net	(36)
—	Debt extinguishment	—

—	Total special items – pre-tax	(36)
—	Income tax (benefit) expense on special items	50
—	Reserves and credits associated with tax	—

—	Total special items – after-tax	14

$138	Income from continuing operations	$544

$0.72	EPS including special items	$2.83

	High Case

Three Months Ended June 30, 2014		Year Ended December 31, 2014
$145	Net income	$558
30	Interest expense	115
70	Income tax expense	211
75	Depreciation and amortization	310

320	EBITDA	1,194
—	(Gain) loss on asset dispositions and impairments, net	36
—	Restructuring and other special charges (credits)	—

$320	Adjusted EBITDA	$1,230

Three Months Ended June 30, 2014		Year Ended December 31, 2014
$145	Income from continuing operations before special items	$543

$0.76	EPS before special items	$2.83

	Special Items
—	Restructuring and other special credits	—
—	Gain (loss) on asset dispositions, net	(36)
—	Debt extinguishment	—

—	Total special items – pre-tax	(36)

—	Income tax benefit associated with special items	50
—	Reserves and credits associated with tax	—

—	Total special items – after-tax	14

$145	Income from continuing operations	$557

$0.76	EPS including special items	$2.90

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations –

Future Earnings from Vacation Ownership and Residential Business

(In millions)

Low Case

Three Months Ended June 30, 2014
Vacation ownership and residential sales and services revenue	$170
Vacation ownership and residential expenses	(130)

Earnings from vacation ownership and residential	$40

Year Ended December 31, 2014
Vacation ownership and residential sales and services revenues	$680
Vacation ownership and residential expenses	(520)

Earnings from vacation ownership and residential	$160

High Case

Three Months Ended June 30, 2014
Vacation ownership and residential sales and services revenue	$175
Vacation ownership and residential expenses	(130)

Earnings from vacation ownership and residential	$45

Year Ended December 31, 2014
Vacation ownership and residential sales and services revenues	$685
Vacation ownership and residential expenses	(515)

Earnings from vacation ownership and residential	$170

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

	Three Months Ended March 31,
Same-Store Owned Hotels Worldwide	2014	2013	% Variance

Revenue
Same-Store Owned Hotels (a)	$292	$285	2.3
Hotels Sold or Closed in 2014 and 2013	6	40	(85.0)
Hotels Without Comparable Results	60	48	25.0
Other ancillary hotel operations	6	6	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$364	$379	(4.0)

Costs and Expenses
Same-Store Owned Hotels (a)	$240	$239	(0.6)
Hotels Sold or Closed in 2014 and 2013	4	28	85.7
Hotels Without Comparable Results	51	46	(10.9)
Other ancillary hotel operations	6	7	14.3

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$301	$320	5.9

	Three Months Ended March 31,
Same-Store Owned Hotels North America	2014	2013	% Variance
Revenue
Same-Store Owned Hotels (a)	$140	$136	2.4
Hotels Sold or Closed in 2014 and 2013	6	40	(85.0)
Hotels Without Comparable Results	53	42	26.2
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$199	$218	(8.7)

Costs and Expenses
Same-Store Owned Hotels (a)	$113	$112	(1.0)
Hotels Sold or Closed in 2014 and 2013	4	28	85.7
Hotels Without Comparable Results	44	39	(12.8)
Other ancillary hotel operations	—	—	—

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$161	$179	10.1

	Three Months Ended March 31,
Same-Store Owned Hotels International	2014	2013	% Variance
Revenue
Same-Store Owned Hotels (a)	$152	$149	2.2
Hotels Sold or Closed in 2014 and 2013	—	—	—
Hotels Without Comparable Results	7	6	16.7
Other ancillary hotel operations	6	6	—

Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$165	$161	2.5

Costs and Expenses
Same-Store Owned Hotels (a)	$127	$127	(0.2)
Hotels Sold or Closed in 2014 and 2013	—	—	—
Hotels Without Comparable Results	7	7	—
Other ancillary hotel operations	6	7	14.3

Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$140	$141	0.7

(a)	Same-Store Owned Hotel results exclude seven hotels sold and seven hotels without comparable results for the three months ended March 31, 2014.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics—Same Store

For the Three Months Ended March 31,

UNAUDITED

	Systemwide—Worldwide			Systemwide—North America			Systemwide—International
	2014	2013	Var. USD	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL HOTELS
REVPAR ($)	116.43	110.87	5.0%	121.51	114.23	6.4%	110.63	107.00	3.4%
ADR ($)	174.63	172.42	1.3%	171.68	166.32	3.2%	178.47	180.57	-1.2%
Occupancy (%)	66.7%	64.3%	2.4	70.8%	68.7%	2.1	62.0%	59.3%	2.7

SHERATON
REVPAR ($)	99.16	93.76	5.8%	101.57	95.66	6.2%	96.45	91.58	5.3%
ADR ($)	151.61	150.05	1.0%	147.03	143.32	2.6%	157.43	158.97	-1.0%
Occupancy (%)	65.4%	62.5%	2.9	69.1%	66.7%	2.4	61.3%	57.6%	3.7

WESTIN
REVPAR ($)	132.05	125.58	5.2%	133.96	125.32	6.9%	128.10	126.12	1.6%
ADR ($)	187.06	183.50	1.9%	184.90	177.94	3.9%	191.93	196.18	-2.2%
Occupancy (%)	70.6%	68.4%	2.2	72.5%	70.4%	2.1	66.7%	64.3%	2.4

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	200.06	187.32	6.8%	288.84	267.82	7.8%	162.66	153.01	6.3%
ADR ($)	315.09	307.41	2.5%	390.58	363.56	7.4%	275.29	275.65	-0.1%
Occupancy (%)	63.5%	60.9%	2.6	74.0%	73.7%	0.3	59.1%	55.5%	3.6

LE MERIDIEN
REVPAR ($)	119.58	120.11	-0.4%	187.69	178.31	5.3%	110.34	112.22	-1.7%
ADR ($)	186.14	186.25	-0.1%	237.77	229.74	3.5%	177.27	178.96	-0.9%
Occupancy (%)	64.2%	64.5%	-0.3	78.9%	77.6%	1.3	62.2%	62.7%	-0.5

W
REVPAR ($)	218.50	210.97	3.6%	215.42	208.14	3.5%	224.32	216.37	3.7%
ADR ($)	293.70	284.97	3.1%	281.84	272.74	3.3%	317.98	310.44	2.4%
Occupancy (%)	74.4%	74.0%	0.4	76.4%	76.3%	0.1	70.5%	69.7%	0.8

FOUR POINTS
REVPAR ($)	72.61	70.00	3.7%	74.99	72.02	4.1%	69.30	67.13	3.2%
ADR ($)	113.93	114.34	-0.4%	111.13	109.60	1.4%	118.41	122.38	-3.2%
Occupancy (%)	63.7%	61.2%	2.5	67.5%	65.7%	1.8	58.5%	54.9%	3.6

ALOFT
REVPAR ($)	73.45	68.04	8.0%	84.64	75.64	11.9%	48.82	51.30	-4.8%
ADR ($)	110.49	108.78	1.6%	118.81	114.25	4.0%	87.18	94.14	-7.4%
Occupancy (%)	66.5%	62.5%	4.0	71.2%	66.2%	5.0	56.0%	54.5%	1.5

(1)	Includes same store owned, leased, managed, and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results—Same Store

For the Three Months Ended March 31,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	116.43	110.87	5.0%	130.97	124.36	5.3%
ADR ($)	174.63	172.42	1.3%	196.45	193.82	1.4%
Occupancy (%)	66.7%	64.3%	2.4	66.7%	64.2%	2.5

AMERICAS
REVPAR ($)	120.06	113.12	6.1%	150.51	142.00	6.0%
ADR ($)	171.34	166.28	3.0%	209.27	201.52	3.8%
Occupancy (%)	70.1%	68.0%	2.1	71.9%	70.5%	1.4

North America
REVPAR ($)	121.51	114.23	6.4%	155.29	146.07	6.3%
ADR ($)	171.68	166.32	3.2%	212.39	204.19	4.0%
Occupancy (%)	70.8%	68.7%	2.1	73.1%	71.5%	1.6

Latin America
REVPAR ($)	103.52	100.56	2.9%	115.29	111.98	3.0%
ADR ($)	166.97	165.86	0.7%	182.64	178.99	2.0%
Occupancy (%)	62.0%	60.6%	1.4	63.1%	62.6%	0.5

ASIA PACIFIC
REVPAR ($)	102.71	99.01	3.7%	105.48	99.25	6.3%
ADR ($)	162.96	168.28	-3.2%	167.37	170.79	-2.0%
Occupancy (%)	63.0%	58.8%	4.2	63.0%	58.1%	4.9

Greater China
REVPAR ($)	93.66	82.67	13.3%	93.05	81.24	14.5%
ADR ($)	160.02	162.49	-1.5%	158.90	160.81	-1.2%
Occupancy (%)	58.5%	50.9%	7.6	58.6%	50.5%	8.1

Rest of Asia Pacific
REVPAR ($)	114.53	120.23	-4.7%	129.20	133.36	-3.1%
ADR ($)	166.21	173.81	-4.4%	180.60	183.96	-1.8%
Occupancy (%)	68.9%	69.2%	-0.3	71.5%	72.5%	-1.0

EAME
REVPAR ($)	124.23	120.39	3.2%	132.18	127.98	3.3%
ADR ($)	205.51	202.35	1.6%	211.85	208.66	1.5%
Occupancy (%)	60.4%	59.5%	0.9	62.4%	61.3%	1.1

Europe
REVPAR ($)	115.58	110.44	4.7%	126.00	119.93	5.1%
ADR ($)	200.23	195.93	2.2%	208.90	204.38	2.2%
Occupancy (%)	57.7%	56.4%	1.3	60.3%	58.7%	1.6

Africa & Middle East
REVPAR ($)	140.34	138.88	1.1%	141.00	139.49	1.1%
ADR ($)	214.19	212.65	0.7%	215.75	214.17	0.7%
Occupancy (%)	65.5%	65.3%	0.2	65.4%	65.1%	0.3

(1)	Includes same store owned, leased, managed, and franchised hotels
(2)	Includes same store owned, leased, and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results—Same Store

For the Three Months Ended March 31,

UNAUDITED

	Worldwide			North America			International
	2014	2013	Var. USD	2014	2013	Var. USD	2014	2013	Var. USD
TOTAL HOTELS	39 Hotels			12 Hotels			27 Hotels
REVPAR ($)	147.77	143.63	2.9%	152.63	148.43	2.8%	143.78	139.69	2.9%
ADR ($)	215.19	210.47	2.2%	210.58	202.45	4.0%	219.37	218.03	0.6%
Occupancy (%)	68.7%	68.2%	0.5	72.5%	73.3%	-0.8	65.5%	64.1%	1.4

Total Revenue*	291,808	285,192	2.3%	139,655	136,331	2.4%	152,154	148,861	2.2%
Total Expenses*	239,971	238,628	-0.6%	112,518	111,401	-1.0%	127,452	127,227	-0.2%

*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended March 31,

UNAUDITED ($ millions)

	Worldwide
	2014	2013	Variance	% Variance
Management Fees
Base Fees	86	80	6	7.5%
Incentive Fees	49	44	5	11.4%

Total Management Fees	135	124	11	8.9%

Franchise Fees	53	48	5	10.4%

Total Management & Franchise Fees	188	172	16	9.3%

Other Management & Franchise Revenues (1)	53	39	14	35.9%

Total Management & Franchise Revenues	241	211	30	14.2%

Other	7	6	1	16.7%

Management Fees, Franchise Fees and Other Income	248	217	31	14.3%

(1)	Other Management & Franchise Revenues primarily includes the amortization of the deferred gains of approximately of $21 million and $23 million in 2014 and 2013, respectively, resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership & Residential Revenues and Expenses

For the Three Months Ended March 31,

UNAUDITED ($ millions)

	2014	2013	$ Variance	% Variance
Originated Sales Revenues (1)—Vacation Ownership Sales	84	83	1	1.2%
Other Sales and Services Revenues (2)	87	88	(1)	(1.1%)
Deferred Revenues—Percentage of Completion	(14)	(2)	(12)	n/m
Deferred Revenues —Other (3)	2	8	(6)	(75.0%)

Vacation Ownership Sales and Services Revenues	159	177	(18)	(10.2%)
Residential Sales and Services Revenues (4)	15	132	(117)	(88.6%)

Total Vacation Ownership & Residential Sales and Services Revenues	174	309	(135)	(43.7%)

Originated Sales Expenses (5)—Vacation Ownership Sales	66	63	(3)	(4.8%)
Other Expenses (6)	64	64	0	0.0%
Deferred Expenses—Percentage of Completion	(8)	(1)	7	n/m
Deferred Expenses—Other	3	2	(1)	(50.0%)

Vacation Ownership Expenses	125	128	3	2.3%
Residential Expenses (4)	3	71	68	95.8%

Total Vacation Ownership & Residential Expenses	128	199	71	35.7%

(1)	Represents timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes.
(2)	Includes resort income, interest income, and miscellaneous other revenues.
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss.
(4)	For 2014 and 2013, includes $13 million and $129 million of revenues and $3 million and $71 million of expenses, respectively, associated with the St. Regis Bal Harbour residential project.
(5)	Represents timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes.
(6)	Includes resort, general and administrative, and other miscellaneous expenses.

Note: Deferred revenue is calculated based on the Percentage of Completion ("POC") of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotels without Comparable Results & Other Selected Items

As of March 31, 2014

UNAUDITED ($ millions)

Owned Hotels without comparable results in 2014 and 2013:

Hotel	Location
Aloft Tucson University	Tucson, AZ
Element Denver Park Meadows	Denver, CO
Sheraton Steamboat Springs	Steamboat Springs, CO
The Gritti Palace, Venice	Venice, Italy
The St. Regis New York	New York, NY
The Westin Excelsior, Florence	Florence, Italy
The Westin Maui Resort & Spa, Ka’anapali	Maui, HI

Owned Hotels sold in 2014 and 2013:

Hotel	Location
Aloft Lexington	Lexington, MA
Aloft San Francisco Airport	San Francisco, CA
Element Lexington	Lexington, MA
The St. Regis Bal Harbour Resort	Miami Beach, FL
The Westin San Francisco Airport	San Francisco, CA
W New Orleans	New Orleans, LA
W New Orleans—French Quarter	New Orleans, LA

Revenues and Expenses Associated with Hotels Sold in 2014 and 2013: (1)

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold in 2013:
2013
Revenues	$19	$13	$12	$4	$ 48
Expenses (excluding depreciation)	$14	$9	$8	$3	$ 34

Hotels Sold in 2014:
2014
Revenues	$6	—	—	—	$ 6
Expenses (excluding depreciation)	$4	—	—	—	$ 4

2013
Revenues	$21	$14	$12	$17	$ 64
Expenses (excluding depreciation)	$14	$12	$11	$13	$ 50

(1)	Results consist of one hotel sold in 2014 and six hotels sold in 2013. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in the statements of income for 2014 and 2013.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three Months Ended March 31,

UNAUDITED ($ millions)

2014
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	13
Corporate/IT	31

Subtotal	44
Vacation Ownership and Residential Capital Expenditures: (2)	(5)
Development Capital	49

Total Capital Expenditures	88

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)	Represents gross inventory capital expenditures of $9 million in the three months ended March 31, 2014, less cost of sales of $14 million in the three months ended March 31, 2014.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

2014 Divisional Hotel Inventory Summary by Ownership by Brand

As of March 31, 2014

	Americas		North America		Latin America		Asia Pacific		Greater China		Rest of Asia		Europe, Africa & Middle East		Europe		Africa & Middle East		TOTAL
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	11	6,284	6	3,585	5	2,699	2	821	—	—	2	821	4	705	4	705	—	—	17	7,810
Westin	5	2,734	2	1,832	3	902	1	273	—	—	1	273	3	650	3	650	—	—	9	3,657
Four Points	1	177	1	177	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	177
W	1	509	1	509	—	—	—	—	—	—	—	—	2	665	2	665	—	—	3	1,174
Luxury Collection	2	824	1	643	1	181	—	—	—	—	—	—	5	577	5	577	—	—	7	1,401
St. Regis	2	498	2	498	—	—	1	160	—	—	1	160	2	261	2	261	—	—	5	919
Le Meridien	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Aloft	2	290	2	290	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2	290
Element	1	123	1	123	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	123
Other	1	135	1	135	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	135

Total Owned	26	11,574	17	7,792	9	3,782	4	1,254	—	—	4	1,254	16	2,858	16	2,858	—	—	46	15,686

Managed & UJV
Sheraton	50	28,169	34	25,090	16	3,079	87	33,875	59	25,768	28	8,107	72	20,008	41	11,952	31	8,056	209	82,052
Westin	56	29,064	53	28,178	3	886	34	11,498	17	6,095	17	5,403	15	4,697	11	3,748	4	949	105	45,259
Four Points	3	426	—	—	3	426	27	8,121	20	6,024	7	2,097	12	2,474	4	499	8	1,975	42	11,021
W	28	8,516	26	8,083	2	433	9	2,394	3	1,115	6	1,279	5	937	4	495	1	442	42	11,847
Luxury Collection	11	1,938	4	1,648	7	290	10	1,983	4	811	6	1,172	27	5,253	22	3,664	5	1,589	48	9,174
St. Regis	12	2,347	10	2,038	2	309	8	2,029	5	1,378	3	651	6	1,391	2	223	4	1,168	26	5,767
Le Meridien	4	469	3	309	1	160	26	7,383	9	3,144	17	4,239	44	12,618	16	5,215	28	7,403	74	20,470
Aloft	4	611	—	—	4	611	9	2,415	7	1,636	2	779	4	943	3	535	1	408	17	3,969
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	151	1	151	—	—	—	—	—	—	—	—	1	165	1	165	—	—	2	316

Total Managed & UJV	169	71,691	131	65,497	38	6,194	210	69,698	124	45,971	86	23,727	186	48,486	104	26,496	82	21,990	565	189,875

Franchised
Sheraton	177	51,729	165	48,709	12	3,020	13	6,124	3	1,836	10	4,288	17	4,623	15	4,220	2	403	207	62,476
Westin	71	22,362	66	20,835	5	1,527	9	2,739	2	496	7	2,243	4	1,525	4	1,525	—	—	84	26,626
Four Points	124	19,326	115	17,989	9	1,337	9	1,513	1	126	8	1,387	6	971	6	971	—	—	139	21,810
W	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Luxury Collection	10	1,951	7	1,500	3	451	10	3,069	—	—	10	3,069	12	1,745	12	1,745	—	—	32	6,765
St. Regis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Le Meridien	12	3,027	11	2,916	1	111	5	1,209	1	160	4	1,049	4	1,033	3	788	1	245	21	5,269
Aloft	56	8,496	55	8,193	1	303	5	731	—	—	5	731	—	—	—	—	—	—	61	9,227
Element	10	1,670	10	1,670	—	—	—	—	—	—	—	—	—	—	—	—	—	—	10	1,670
Other	1	305	1	305	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	305

Total Franchised	461	108,866	430	102,117	31	6,749	51	15,385	7	2,618	44	12,767	43	9,897	40	9,249	3	648	555	134,148

Systemwide
Sheraton	238	86,182	205	77,384	33	8,798	102	40,820	62	27,604	40	13,216	93	25,336	60	16,877	33	8,459	433	152,338
Westin	132	54,160	121	50,845	11	3,315	44	14,510	19	6,591	25	7,919	22	6,872	18	5,923	4	949	198	75,542
Four Points	128	19,929	116	18,166	12	1,763	36	9,634	21	6,150	15	3,484	18	3,445	10	1,470	8	1,975	182	33,008
W	29	9,025	27	8,592	2	433	9	2,394	3	1,115	6	1,279	7	1,602	6	1,160	1	442	45	13,021
Luxury Collection	23	4,713	12	3,791	11	922	20	5,052	4	811	16	4,241	44	7,575	39	5,986	5	1,589	87	17,340
St. Regis	14	2,845	12	2,536	2	309	9	2,189	5	1,378	4	811	8	1,652	4	484	4	1,168	31	6,686
Le Meridien	16	3,496	14	3,225	2	271	31	8,592	10	3,304	21	5,288	48	13,651	19	6,003	29	7,648	95	25,739
Aloft	62	9,397	57	8,483	5	914	14	3,146	7	1,636	7	1,510	4	943	3	535	1	408	80	13,486
Element	11	1,793	11	1,793	—	—	—	—	—	—	—	—	—	—	—	—	—	—	11	1,793
Other	3	591	3	591	—	—	—	—	—	—	—	—	1	165	1	165	—	—	4	756
Vacation Ownership	14	7,576	13	6,996	1	580	—	—	—	—	—	—	—	—	—	—	—	—	14	7,576

Total Systemwide	670	199,707	591	182,402	79	17,305	265	86,337	131	48,589	134	37,748	245	61,241	160	38,603	85	22,638	1,180	347,285

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of March 31, 2014

UNAUDITED

	# Resorts			# of Units (1)
Brand	Total (2)	In Operations	In Active Sales	Completed (3)	Pre-sales/ Development (4)	Future Capacity (5),(6)	Total at Buildout
Sheraton	7	7	6	3,079	—	712	3,791
Westin	9	9	9	1,606	70	43	1,719
St. Regis	2	2	—	56	—	—	56
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	2	2	1	99	—	1	100

Total SVO, Inc.	21	21	16	4,846	70	756	5,672

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	22	22	17	5,044	70	756	5,870

Total Intervals Including UJV’s (7)				262,288	3,640	39,312	305,240

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces.
(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.
(7)	Assumes 52 intervals per unit.